UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2008

AXM PHARMA, Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other Jurisdiction of Incorporation)
001-31886	20-0745214
(Commission File Number)	(IRS Employer Identification Number)

20955 PATHFINDER ROAD SUITE 100 DIAMOND BAR, CA	91765
(Address of Principal Executive Offices)	(Zip Code)

646-393-4365

 Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 31, 2008, while in the process of responding to SEC comments with respect to the Company’s 2005 financial statements, the Company’s audit committee determined that its annual financial statements for the fiscal year ended December 31, 2004 and all subsequent annual and quarterly financial statements contain errors and omissions. As a result, the audit committee concluded that these financial statements are no longer reliable.

The errors and omissions contained in these financial statements result from failure to properly record certain liabilities and expenses related to the issuance of Series C Preferred Stock and associated Common Stock Purchase Warrants during the quarter ended June 30, 2004 and certain liabilities and expenses related to the issuance of Secured Convertible Promissory Notes and associated Common Stock Purchase Warrants during the quarter ended April 30, 2005.

The audit committee has discussed this matter with its prior independent accountant, Lopez, Blevins, Bork & Associates, LLP, who issued reports with respect to the relevant periods, and has notified its current independent accountant, Paritz & Company, P.A., of this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AXM PHARMA, INC.

By: /s/ Elliot Maza

Elliot Maza

Chairman of the Audit Committee

Date: April 1, 2008

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